                                                 Wachovia Asset Securitization, Inc.
                                              Asset-Backed Notes, Series 2002-HE2
                                                       Statement to Securityholder                                                          Distribution Date: 12/27/04

                                                Original        Beginning                                           Unpaid                              Ending
                                Certificate    Certificate      Certificate                                         Principal      Total              Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount     Distribution            Balance

         A           92975PAA0  2.610630%    1,200,000,000.00  809,345,953.10         1,819,444.10  22,929,745.80     0.00     24,749,189.90        786,416,207.30

Factors per Thousand                                            674.45496092           1.51620342     19.10812150                20.62432492          655.34683942

  Certificate           n/a     0.000000%          0.00        15,677,012.13          1,204,798.12       0.00         0.00     1,204,798.12          15,609,431.33

     Totals                                 1,200,000,000.00  809,345,953.10        3,024,242.22    22,929,745.80    0.00     25,953,988.02       786,416,207.30

                                                                            - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                              Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                  LIBOR    Original Rating* Original Rating* Original Rating*

        A               92975PAA0                Senior/Variable                     31/360                2.18063%         Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                        - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,819,444.10          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          3,465,797.76
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    3,465,797.76

Principal
Principal Collected                        39,165,582.54
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (16,235,836.74)

Total Principal Collected                  22,929,745.80

Additional Funds
Interest Earnings from the Reserve Fund         0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections               26,395,543.56

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               825,022,965.23
Ending Collateral Balance                  802,025,638.63
Current Liquidation Loss Amounts             69,865.20
Cumulative Liquidation Loss Amounts          966,512.19
Gross WAC                                     4.939%
Net WAC                                       4.244%
WAM                                             207
AGE                                              27
Gross CPR                                     44.213%
Net CPR                                       28.697%
Draw Rate                                     21.220%

Original Information
Collateral Balance                        1,200,000,081.88
Number of Loans                                24,231
Gross WAC                                     4.799%
WAM                                             234

Overcollateralization Information
Overcollateralization Target Amount        15,139,289.11
Beginning Overcollateralization Amount     15,677,012.13
Ending Overcollateralization Amount        15,609,431.33
Overcollateralization Increase                  0.00
Overcollateralization Decrease               67,580.80

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     35            2,494,148.60   0.311%
              60-89 Days     8             352,062.80     0.044%
             90-119 Days     2             219,447.57     0.027%
             120-149 Days    1              12,928.65     0.002%
             150-179 Days    3             143,185.26     0.018%
              180+ Days      3             139,289.11     0.017%

                Total        52           3,361,061.99    0.419%

Foreclosure:                 #                   $          %

                             11            689,672.22     0.086%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      343,759.57           3 Largest Mortgage Loan Balances                         0.00
Enhancer Premium                   97,795.97            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                               0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         441,555.54            to Certificateholders                                   0.00
                                                        Additional Balance Increase Amount payable
                                                         from Principal Collections                              0.00
                                                        Cumulative Liquidation Loss Amount %                   0.081%
                                                        Cumulative Subsequent Mortgage Loans                     0.00
                Amortization Period                     Deficiency Amount                                        0.00
                                                        Draws from Policy not yet Reimbursed                     0.00
Revolving (Yes / No)                   No               Percentage Interest Class A                            100.0%
Managed Amortization (Yes / No)       Yes               Stepdown Cumulative Loss Test Met? (Yes / No)             Yes
Rapid Amortization (Yes / No)          No               Stepdown Date Active (Yes / No)                            No
                                                        Stepdown Delinquency Test Met? (Yes / No)                 Yes

                                                         - Page 8 -